EXHIBIT 12



                                          THE BEAR STEARNS COMPANIES INC.
                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                         (IN THOUSANDS, EXCEPT FOR RATIO)



                                  (Unaudited)                                                 Five Months
                              Three Months Ended                Fiscal Year Ended                Ended        Fiscal Year Ended
                           -----------------------   --------------------------------------   -----------  -----------------------
                           February 28, February 28, November 30, November 30,  November 30,  November 26,   June 30,     June 30,
                              2003         2002         2002          2001          2000          1999         1999         1998
                           ----------   ----------   ----------    ----------    ----------   ----------   ----------   ----------
Earnings before taxes on
   income                  $  425,199   $  273,527   $1,310,963    $  934,444    $1,171,523   $  453,592   $1,064,108   $1,063,492
                           ----------   ----------   ----------    ----------    ----------   ----------   ----------   ----------
Add:  Fixed Charges

      Interest                322,481      478,966    1,762,580     3,793,998     4,772,286    1,524,046    3,344,190    3,622,629
      Interest factor
       in rents                 9,233       10,133       37,735        33,500        32,200       12,783       31,363       30,130
                           ----------   ----------   ----------    ----------    ----------   ----------   ----------   ----------
   Total fixed charges        331,714      489,099    1,800,315     3,827,498     4,804,486    1,536,829    3,375,553    3,652,759
                           ----------   ----------   ----------    ----------    ----------   ----------   ----------   ----------
Earnings before fixed
   charges and taxes on
   income                  $  756,913   $  762,626   $3,111,278    $4,761,942    $5,976,009   $1,990,421   $4,439,661   $4,716,251
                           ==========   ==========   ==========    ==========    ==========   ==========   ==========   ==========
Ratio of earnings to
   fixed charges                  2.3          1.6          1.7           1.2           1.2          1.3          1.3          1.3
                           ==========   ==========   ==========    ==========    ==========   ==========   ==========   ==========



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